As filed with the Securities and Exchange Commission on February 20, 2015
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
FORM S‑8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________________________
comScore, Inc.
(Exact name of registrant as specified in its charter)

Delaware    54-1955550
(State of Incorporation)    (I.R.S. Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices)
______________________________________________

2007 Equity Incentive Plan
(Full title of the plan)
______________________________________________

Serge Matta
President and Chief Executive Officer
comScore, Inc.
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(703) 438-2000
(Name, address and telephone number of agent for service)
______________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer  ☒    Accelerated filer ☐
Non-accelerated filer  ☐ (Do not check if a smaller reporting company)    Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value	1,366,978	$52.47000	$71,725,335.66	$8,334.48
Total Registration Fee				$8,334.48

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2007 Equity Incentive Plan, as amended and restated, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)
Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of $52.47 per share, which represents the average of the high and low price of the Registrant’s Common Stock as reported on The NASDAQ Global Market on February 12, 2015.

REGISTRATION OF ADDITIONAL SECURITIES PURSUANT TO GENERAL INSTRUCTION E
On January 1, 2015, pursuant to the Automatic Share Reserve Increase provision of Section 3(b) of the Registrant’s 2007 Equity Incentive Plan, as amended and restated (the “Plan”), the number of shares of Common Stock available for issuance thereunder was automatically increased according to the terms of the Plan. This Registration Statement registers those additional shares of Common Stock of comScore, Inc. (the “Registrant”) to be issued pursuant to the Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2007 (File No. 333-144281), November 13, 2008 (File No. 333-155355), May 11, 2009 (File No. 333-159126), April 28, 2010 (File No. 333-166349), March 15, 2011 (File No. 333-172838), February 22, 2012 (File No. 333-179625), February 20, 2013 (File No. 333-186764) and February 18, 2014 (File No. 333-194010) (the “Prior Registration Statements”) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S‑8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
In addition to the Prior Registration Statements, the following documents filed with the SEC are hereby incorporated by reference into this Registration Statement:

1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on February 20, 2015;

2)
the description of the Registrant’s Common Stock which is contained in the Registration Statement on Form 8‑A (File No. 001-33520), filed June 6, 2007, under Section 12(b) of the Exchange Act and any further amendment or report filed hereafter for the purpose of updating such description; and

3)	the Registrant’s Current Reports on Form 8-K filed with the SEC on January 15, 2015, February 12, 2015, February 17, 2015, and February 18, 2015;
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or superseded such statement.
Item 8.    Exhibits.

Exhibit Number	Exhibit Document
4.1 (1)	Specimen Common Stock certificate of the Registrant (Exhibit 4.1)
4.2 (2)	2007 Equity Incentive Plan, as amended and restated (Exhibit 10.2)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (see signature page)

(1)
Incorporated by reference to the exhibit to Amendment No. 3 of the Registrant’s Registration Statement on Form S-1, Commission File No. 333-141740, filed on June 12, 2007. The exhibit number in parentheses following the above description indicates the corresponding exhibit number in such Form S-1.

(2)
Incorporated by reference to the exhibit to the Registrant’s Quarterly Report on Form 10-Q, filed October 29, 2014 (File No. 001-33520). The number given in parentheses indicates the corresponding exhibit number in such Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on the twentieth day of February, 2015.

comScore, Inc.

By:	/s/ Serge Matta
Serge Matta President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Serge Matta and Melvin Wesley III, jointly and severally, as such person’s attorneys-in-fact, each with the power of substitution, for such person in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Serge Matta Serge Matta	President, Chief Executive Officer (Principal Executive Officer) and Director	February 20, 2015
/s/ Melvin Wesley III Melvin Wesley III	Chief Financial Officer (Principal Financial and Accounting Officer)	February 20, 2015
/s/ Magid M. Abraham Magid M. Abraham	Director and Executive Chairman of the Board of Directors	February 20, 2015
/s/ Gian M. Fulgoni Gian M. Fulgoni	Director and Chairman Emeritus of the Board of Directors	February 20, 2015
/s/ Russell Fradin Russell Fradin	Director	February 20, 2015
/s/ William J. Henderson William J. Henderson	Director	February 20, 2015
/s/ William Katz William Katz	Director	February 20, 2015
/s/ Ronald J. Korn Ronald J. Korn	Director	February 20, 2015
/s/ Joan M. Lewis Joan M. Lewis	Director	February 20, 2015

INDEX TO EXHIBITS

Exhibit Number	Exhibit Document
4.1 (1)	Specimen Common Stock certificate of the Registrant (Exhibit 4.1)
4.2 (2)	2007 Equity Incentive Plan, as amended and restated (Exhibit 10.2)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (see signature page)

(1)
Incorporated by reference to the exhibit to Amendment No. 3 of the Registrant’s Registration Statement on Form S-1, Commission File No. 333-141740, filed on June 12, 2007. The exhibit number in parentheses following the above description indicates the corresponding exhibit number in such Form S-1.

(2)
Incorporated by reference to the exhibit to the Registrant’s Quarterly Report on Form 10-Q filed on October 29, 2014 (File No. 001-33520). The exhibit number in parentheses following the above description indicates the corresponding exhibit number in such Form 10-Q.